Bowlero Corp. Announces Outstanding Results for the Third Quarter of Fiscal Year 2022

•Revenue totaled nearly $258 million, growing $145.6 million or 129.8% year over year, $52.8 million or 25.8% relative to pre-pandemic performance, and $24.1 million or 12.2% on a same-store basis vs. pre-pandemic.1 Revenue trends accelerated through the week ended April 24, 2022 (see chart below).

•Net Loss for the quarter of $18.0 million was driven primarily by $66.6 million of non-cash expenses related to the increase in the value of earnouts and warrants, as well as $3.4 million of transactional expenses related to the business combination. Net Income for the quarter, adjusted for these items was $52.0 million vs. a net loss of $23.1 million in the prior year.2

•Adjusted EBITDA of $108.4 million increased $81.0 million or 295.7% vs. prior year's quarter, and grew $41.0 million or 60.9% relative to pre-pandemic performance.2

•Trailing twelve month ("TTM") Net Loss of $50.3 million was driven primarily by expenses related to the successful de-SPAC transaction, which include $42.2 million in share based compensation and $32.5 million in transactional expenses, as well as $44.1 million of non-cash expenses related to the increase in the value of earnouts and warrants. TTM Net Income, adjusted for these items was $68.5 million.2

•TTM Adjusted EBITDA of $276.3 million exceeded pre-pandemic performance by 58.9%.2

•Repurchased 109,754 shares of Class A common stock and 2,690,272 warrants.

•Announced the redemption of all outstanding publicly traded and privately held warrants, which is planned to be completed on May 16, 2022.

RICHMOND, Va. May 11, 2022 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today provided financial results for the 2022 fiscal year third quarter, which ended on March 27, 2022. Bowlero announced that it grew revenue in the quarter to nearly $258 million, driven by strong growth in both walk in retail and event revenue. Total revenue grew by 25.8% compared to pre-pandemic performance and by 129.8% on a year-over-year basis. Same-store sales rose by 12.2% relative to pre-pandemic.1

“We are extremely pleased with our performance in the quarter. As our record quarterly generation of Revenue and Adjusted EBITDA demonstrate, Bowlero has never been stronger than it is today. We are more committed than ever to executing our growth strategy, and we are thrilled to continue to welcome our guests to a delightful experience”, said Tom Shannon, Founder and Chief Executive Officer.

Financial Summary
•Significant growth in Revenue during the quarter, totaling nearly $258 million, up 25.8% relative to pre-pandemic performance and 129.8% on a year-over-year basis; 12.2% on a same-store basis vs. pre-pandemic performance.1
•Net Loss for the quarter of $18.0 million was driven primarily by $66.6 million of non-cash expenses related to the increase in the value of earnouts and warrants, as well as $3.4 million in transactional expenses related to the business combination. Net Income, adjusted for these items was $52.0 million vs. a net loss of $23.1 million in the prior year.2
•Adjusted EBITDA for the quarter grew to $108.4 million, up 60.9% relative to pre-pandemic performance and 295.7% vs. prior year.2
•TTM Adjusted EBITDA of $276.3 million exceeded pre-pandemic performance by 58.9%.2
1 Same-store sales are measured by comparing revenues for centers open for the entire duration of both the current and comparable measurement periods. The pre-pandemic comparable period for current quarter is the quarter ended March 31, 2019.
2 "GAAP" stands for Generally Accepted Accounting Principles in the U.S. Please see the sections of this document titled "GAAP Financial Information" and "GAAP to non-GAAP Reconciliations" for more information on the Company's GAAP and non-GAAP measures. Certain figures in the tables throughout this document may not foot due to rounding.

•TTM Net Loss of $50.3 million was driven primarily by expenses related to the successful de-SPAC transaction, which include $42.2 million in share based compensation and $32.5 million in transactional expenses, as well as $44.1 million of non-cash expenses related to the increase in the value of earnouts and warrants. TTM Net Income, adjusted for these items was $68.5 million.2
•Cash generated from Operations during the quarter was $83.6 million.

“We saw an acceleration of growth as the quarter progressed, driven by the waning impact of Omicron and COVID restrictions being eased” said Brett Parker, President and CFO of Bowlero Corp. “In addition to continued strong growth in walk in retail revenue, we also saw growth in total event revenue for the first quarter since the onset of COVID. While growing revenue, we also expanded Adjusted EBITDA margin from the pre-COVID levels by 918 basis points. As a result, we posted our highest Revenue and Adjusted EBITDA generated in any quarter, as well as any nine month or TTM period in our history.”

Total Bowling Center Revenue Performance Trend3

« The revenue performance for the week ended 10/31/21 was negatively impacted by Halloween falling on the weekend.
« The revenue performance for the week ended 12/26/21 was negatively impacted by Christmas Day falling on the weekend.
« The revenue performance for the week ended 2/13/22 was negatively impacted by the shift in Super Bowl Sunday.

3 Total Bowling Center Revenue excludes closed bowling center activity and media revenue, which is also a component of our bowling operations. For weeks between 9/5/21 and 12/26/21 and between 3/6/22 and 4/17/22, the percentages above are calculated by comparing each week to the comparable week in 2019. For weeks between 1/2/22 and 2/27/22, the percentages above are calculated by comparing each week to the comparable week in 2020. Data for all weeks following the close of the quarter ended on 3/27/22 are preliminary.

Investor Webcast Information
Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible at 5:30 PM ET on May 11, 2022 in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/defualt.aspx.

About Bowlero Corp.
Bowlero Corp. is the worldwide leader in bowling entertainment. With more than 300 bowling centers across North America, Bowlero Corp. serves more than 26 million guests each year through a family of brands that includes Bowlero, Bowlmor Lanes, and AMF. Bowlero Corp. is also home to the Professional Bowlers Association, which it acquired in 2019 and which boasts thousands of members and millions of fans across the globe. For more information on Bowlero Corp., please visit BowleroCorp.com.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are generally identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology and include preliminary results. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: the impact of COVID-19 or other adverse public health developments on our business; our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees; changes in consumer preferences and buying patterns; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; the risk that the market for our entertainment offerings may not develop on the timeframe or in the manner that we currently anticipate; general economic conditions and uncertainties affecting markets in which we operate and economic volatility that could adversely impact our business, including the COVID-19 pandemic and other factors described under the section titled “Risk Factors” in the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, as well as other filings that the Company will make, or has made, with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

GAAP Financial Information

Bowlero Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(UNAUDITED)
	March 27, 2022	June 27, 2021

Assets
Current assets:
Cash and cash equivalents	$172,977	$187,093
Accounts and notes receivable, net of allowance for doubtful accounts of $327 and $204, respectively	4,409	3,300
Inventories, net	10,056	8,310
Prepaid expenses and other current assets	11,668	8,056
Assets held-for-sale	14,506	686
Total current assets	213,616	207,445

Property and equipment, net	512,343	415,661
Internal use software, net	10,251	9,062
Property and equipment under capital leases, net	260,632	284,077
Intangible assets, net	93,192	96,057
Goodwill	738,787	726,156
Investment in joint venture	1,250	1,230
Other assets	41,491	42,550
Total assets	$1,871,562	$1,782,238

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,267	$29,489
Accrued expenses	80,113	63,650
Current maturities of long-term debt	4,944	5,058
Other current liabilities	6,876	9,176

Total current liabilities	121,200	107,373

Long-term debt, net	868,370	870,528
Long-term obligations under capital leases	394,708	374,598
Earnout liability	204,416	—
Warrant liability	37,952	—
Other long-term liabilities	56,991	87,749
Deferred income tax liabilities	14,346	11,867
Total liabilities	1,697,983	1,452,115

Temporary Equity
Series A preferred stock - Old Bowlero	—	141,162
Series A preferred stock	200,489	—
Redeemable Class A common stock - Old Bowlero	—	464,827

Stockholders’ deficit:
Class A common stock	11	10
Class B common stock	6	—
Additional paid-in capital	296,790	—
Treasury stock, at cost	(1,026)	—
Accumulated deficit	(319,794)	(266,472)
Accumulated other comprehensive loss	(2,897)	(9,404)
Total stockholders’ deficit	(26,910)	(275,866)
Total liabilities, temporary equity and stockholders’ deficit	$1,871,562	$1,782,238

Bowlero Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(UNAUDITED)
	Three Months Ended			Nine Months Ended
	March 27, 2022	March 28, 2021	March 31, 2019	March 27, 2022	March 28, 2021	March 31, 2019

Revenues	$257,820	$112,212	$205,023	$643,988	$236,131	$516,681
Costs of revenues	156,491	94,113	139,679	424,742	253,654	384,280
Gross profit (loss)	101,329	18,099	65,344	219,246	(17,523)	132,401

Operating (income) expenses:
Selling, general and administrative expenses	30,315	17,695	20,637	145,013	49,217	73,147
(Gain) loss on sale or disposal of assets	(1,601)	64	2,045	(1,755)	(77)	681
Loss on extinguishment of debt	—	—	—	—	—	1,788
Income from joint venture	(127)	(69)	(67)	(285)	(126)	(155)
Management fee income	(307)	(25)	(254)	(564)	(132)	(557)
Other operating expense	2,333	1,119	374	6,557	721	400
Business interruption insurance recoveries	—	—	—	—	(20,188)	—
Total operating expense, net	30,613	18,784	22,735	148,966	29,415	75,304

Operating profit (loss)	70,716	(685)	42,609	70,280	(46,938)	57,097

Other expenses:
Interest expense, net	22,293	22,303	15,468	69,101	65,729	46,164
Change in fair value of earnout shares	45,778	—	—	23,236	—	—
Change in fair value of warrant liability	20,678	—	—	20,748	—	—
Other expense	161	—	—	161	—	—
Total other expense, net	88,910	22,303	15,468	113,246	65,729	46,164

(Loss) income before income tax (benefit) expense	(18,194)	(22,988)	27,141	(42,966)	(112,667)	10,933

Income tax (benefit) expense	(207)	103	(291)	(6,089)	333	7
Net (loss) income	$(17,987)	$(23,091)	$27,432	$(36,877)	$(113,000)	$10,926

Bowlero Corp.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021
Net cash provided by operating activities	$83,576	$28,722	$142,861	$17,123
Net cash used in investing activities	(17,896)	(9,486)	(178,744)	(28,188)
Net cash (used in) provided by financing activities	(8,461)	(2,025)	21,752	36,858
Effect of exchange rate changes on cash	99	152	15	71
Net increase (decrease) in cash and cash equivalents	57,318	17,363	(14,116)	25,864

Cash and cash equivalents at beginning of period	115,659	149,206	187,093	140,705

Cash and cash equivalents at end of period	$172,977	$166,569	$172,977	$166,569

GAAP to non-GAAP Reconciliations

	Adjusted EBITDA Reconciliation
	Three Months Ended			Nine Months Ended
(in thousands)	March 27, 2022	March 28, 2021	March 31, 2019	March 27, 2022	March 28, 2021	March 31, 2019
Consolidated
Revenues	$257,820	$112,212	$205,023	$643,988	$236,131	$516,681
Net (loss) income - GAAP	$(17,987)	$(23,091)	$27,432	$(36,877)	$(113,000)	$10,926
Adjustments:
Interest expense	22,293	22,303	15,468	69,101	65,729	46,164
Income tax expense (benefit)	(207)	103	(291)	(6,089)	333	7
Depreciation and amortization	29,986	22,990	20,490	78,487	67,979	66,111
Share-based compensation	3,020	826	847	46,376	2,371	2,590
Closed center EBITDA (1)	611	806	588	1,429	2,289	2,161
Foreign currency exchange loss (gain)	(90)	104	5	31	(89)	7
Asset disposition loss (gain)	(1,601)	64	2,045	(1,754)	(77)	681
Transactional and other advisory costs (2)	4,757	1,852	127	36,735	4,093	1,789
Charges attributed to new initiatives (3)	43	136	270	249	384	937
Extraordinary unusual non-recurring (gains) losses (4)	929	1,294	369	2,150	811	2,181
Changes in the value of earnouts and warrants (5)	66,617	—	—	44,145	—	—
Adjusted EBITDA	$108,371	$27,387	$67,350	$233,983	$30,823	$133,554
Adjusted EBITDA Margin	42.0%	24.4%	32.8%	36.3%	13.1%	25.8%

SG&A Expense	20,340	13,074	20,720	57,979	37,592	59,998
Media & Other Income	(4,396)	(6)	(2,110)	(13,226)	(1,295)	(434)
Center EBITDA	$124,315	$40,455	$85,960	$278,736	$67,120	$193,118
Rent Expense	9,285	13,420	18,599	39,264	40,204	46,992
Center EBITDAR	$133,600	$53,875	$104,559	$318,000	$107,324	$240,110

(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period.

(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. The large increases in this adjustment during the quarters ended December 26, 2021 and March 27, 2022 reflect the transactional costs associated with the Business Combination.
(3)The adjustment for charges is to remove actual charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs including any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility, any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract and any lease run-off charge.
(4)The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.
(5)The adjustment for changes in the value of earnouts and warrants is to remove the impact of the revaluation of the earnouts and warrants. As a result of the Business Combination, the Company recorded liabilities for earnouts and warrants. Changes in the fair value of the earnout and warrant liabilities are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the income statement and increases in the liability will have an unfavorable impact.

Trailing Twelve Month Net loss - GAAP & Adjusted EBITDA (in thousands)
Trailing twelve month Net loss - GAAP
Trailing twelve month Adjusted EBITDA
$300,000
$200,000
$100,000
$—
$(100,000)
$(200,000)
$(300,000)
$(197,748)
$1,327
$(126,461)
$73,119
$(70,125)
$124,750
$(55,442)
$195,295
$(50,338)
$276,279
March 28, 2021
June 27, 2021
September 26, 2021
December 26, 2021
March 27, 2022

Trailing twelve month Adjusted EBITDA Reconciliation
Net loss - GAAP and Adjusted EBITDA
(in thousands)	December 29, 2019	March 28, 2021	June 27, 2021	September 26, 2021	December 26, 2021	March 27, 2022
Consolidated
Revenues	$693,929	$247,257	$395,234	$526,281	$657,483	$803,091
Net loss - GAAP	$(1,841)	$(197,748)	$(126,461)	$(70,125)	$(55,442)	$(50,338)
Adjustments:
Interest expense	69,903	86,352	88,857	90,612	92,239	92,229
Income tax expense (benefit)	1,803	7,927	(1,035)	(7,403)	(7,147)	(7,457)
Depreciation and amortization	89,264	91,411	91,851	92,241	95,363	102,359
Share-based compensation	3,406	3,226	3,164	3,116	44,975	47,169
Closed center EBITDA (1)	(400)	3,259	4,039	3,880	3,374	3,179
Foreign currency exchange loss (gain)	(225)	(146)	(188)	(155)	126	(68)
Asset disposition loss (gain)	5,247	613	(46)	(77)	(58)	(1,723)
Transactional and other advisory costs (2)	3,041	5,573	10,737	12,056	40,474	43,379
Charges attributed to new initiatives (3)	1,020	500	531	540	489	396
Extraordinary unusual non-recurring losses (4)	2,680	360	1,670	65	3,374	3,009
Changes in the value of earnouts and warrants (5)	—	—	—	—	(22,472)	44,145
Adjusted EBITDA	$173,898	$1,327	$73,119	$124,750	$195,295	$276,279
Adjusted EBITDA Margin	25.1%	0.5%	18.5%	23.7%	29.7%	34.4%

(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. Closed centers do not include centers closed in compliance with local, state and federal government restrictions due to COVID-19. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period.

(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated. The large increases in this adjustment during the quarters ended December 26, 2021 and March 27, 2022 reflect the transactional costs associated with the Business Combination.

(3)The adjustment for charges is to remove actual charges attributed to new initiatives include charges with the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs including any restructuring charge (including any charges relating to any tax restructuring), any charge relating to the closure or consolidation of any office or facility, any systems implementation charge, any severance charge, any one time compensation charge, any charge relating to entry into a new market, any charge relating to any strategic initiative or contract and any lease run-off charge.
(4)The adjustment for extraordinary unusual non-recurring gains or losses is to remove extraordinary gains and losses, which include any gain or charge from any extraordinary item as determined in good faith by the Company and/or any non-recurring or unusual item as determined in good faith by the Company and/or any charge associated with and/or payment of any legal settlement, fine, judgment or order.
(5)The adjustment for changes in the value of earnouts and warrants is to remove the impact of the revaluation of the earnouts and warrants. As a result of the Business Combination, the Company recorded liabilities for earnouts and warrants. Changes in the fair value of the earnout and warrant liabilities are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the income statement and increases in the liability will have an unfavorable impact.

NORMALIZED NET INCOME RECONCILIATION
March 27, 2022
(in thousands)	Three months ended	Nine months ended	Twelve months ended

Net loss - GAAP	$(17,987)	$(36,877)	$(50,338)

Share-based compensation - de-SPAC	—	42,212	42,212
Change in fair value of earnouts and warrants	66,617	44,145	44,145
Transactional and other advisory costs	3,353	29,149	32,502

Normalized Net Income	$51,983	$78,629	$68,521

Non-GAAP Financial Measures

To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose net income, normalized for extraordinary and non-recurring items, Adjusted EBITDA and trailing twelve month Adjusted EBITDA as “non-GAAP measures” which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, net cash provided (used) by operating activities or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.
Net income normalized for extraordinary and non-recurring items represents Net income (loss) before share-based compensation issued in connection with the Company's de-SPAC transaction, transaction and other advisory costs related to the de-SPAC transaction and non-cash expenses or income related to Changes in the value of earnouts and warrants. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) represents Net income (loss) before Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants. Trailing twelve month Adjusted EBITDA represents Adjusted EBITDA over the most recent twelve month period.
The Company considers net income normalized for extraordinary and non-recurring items as an important financial measure because it provides an indicator of performance that is not affected by fluctuations in certain costs or other items. However, this measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that it does not reflect every cash expenditure and is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.
The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. Additionally, we believe trailing twelve month Adjusted EBITDA provides the current run-rate for trending purposes, rather than annualizing the respective quarters, as the Company’s business is seasonal, with the second and third fiscal quarters being higher than the first and last quarters.
We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as Interest, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, Charges attributed to new initiatives, Extraordinary unusual non-recurring gains or losses and Changes in the value of earnouts and warrants.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and trailing twelve month Adjusted EBITDA:
•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Contacts:
For Media:
Bowlero Corp. Public Relations
pr@bowlerocorp.com
For Investors:
ICR, Inc.
Ryan Lawrence
Ryan.Lawrence@icrinc.com
Ashley DeSimone
Ashely.desimone@icrinc.com